Exhibit 1.2
NORTHWEST BANCSHARES, INC.
(a Maryland-chartered Stock Corporation)
Up to 73,025,000 Shares
(Subject to Increase Up to 83,978,750 Shares)
COMMON STOCK ($0.01 Par Value)
Subscription Price $10.00 Per Share
FORM OF AGENCY AGREEMENT
                    , 2009
Stifel, Nicolaus & Company, Incorporated
237 Park Avenue, 8th Floor
New York, New York 10017
Ladies and Gentlemen:
     Northwest Bancorp, Inc., a federally-chartered stock corporation (the “Mid-Tier Holding Company”), Northwest Bancshares, Inc., a newly-formed Maryland corporation organized to be the successor to the Mid-Tier Holding Company (the “Holding Company”), Northwest Bancorp, MHC, a federally-chartered mutual holding company (the “MHC”) that owns 63.0% of the outstanding common stock of the Mid-Tier Holding Company, and Northwest Savings Bank, a Pennsylvania-chartered stock savings bank (the “Bank”) whose outstanding common stock is owned in its entirety by the Mid-Tier Holding Company (collectively the Holding Company, Mid-Tier Holding Company, the MHC and the Bank, the “Primary Parties”), hereby confirm, jointly and severally, their agreement with Stifel, Nicolaus & Company, Incorporated (“Stifel” or “Agent”), as follows:
     Section 1. The Offering. The MHC, in accordance with the Plan of Conversion and Reorganization adopted August 27, 2009, as amended (the “Plan”), intends to convert from a federally-chartered mutual holding company form-of-organization to a stock holding company form of organization (the “Conversion”) in accordance with the laws of the United States and the applicable regulations of the Office of Thrift Supervision (the “OTS”) (collectively, the “Conversion Regulations”). In connection with the Conversion, the Holding Company, a newly-formed Maryland corporation, will offer shares of Common Stock (as defined below) on a priority basis to (i) Eligible Account Holders; (ii) Employee Plans of the Holding Company or Bank; (iii) Supplemental Eligible Account Holders; and (iv) Other Depositors (all capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings set forth in the Plan).
     Pursuant to the Plan, the Holding Company is offering a minimum of 53,975,000 and a maximum of 73,025,000 shares of common stock, par value $0.01 per share (the “Common Stock”) (subject to an increase up to 83,978,750 shares) (the “Offer Shares”), in the Subscription Offering, and, if necessary, (i) the Community Offering and/or (ii) the Syndicated Community Offering (collectively, the “Offering”). The Holding Company will sell the Offer Shares in the Offering at $10.00 per share (the “Purchase Price”).

     Pursuant to the Plan, the Holding Company will establish a charitable foundation (the “Foundation”) as part of the Conversion. The Holding Company intends to fund the Foundation with cash and shares of Common Stock (the “Foundation Shares”) in an aggregate amount that does not exceed 2% of the gross proceeds of the Offering.
     Pursuant to the Plan, the Holding Company will issue a minimum of 32,760,977 and a maximum of 44,358,969 shares of its Common Stock (subject to increase up to 51,027,814 shares) (the “Exchange Shares”) to existing public stockholders of the Mid-Tier Holding Company in exchange for their existing shares of the Mid-Tier Holding Company (the “Exchange”) so that, upon completion of the Offering and the Exchange, 100% of the outstanding shares of Common Stock of the Holding Company will be publicly held, 100% of the outstanding shares of common stock of the Bank will be held by the Holding Company, and the MHC and the Mid-Tier Holding Company will cease to exist. Collectively, the Offer Shares, the Foundation Shares and the Exchange Shares may also be termed the “Shares.” If the number of Shares is increased or decreased in accordance with the Plan, the term “Shares” shall mean such greater or lesser number, where applicable.
     Pursuant to the Plan, in the Subscription Offering, the Holding Company will offer the Offer Shares, subject to the allocation procedures and purchase limitations set forth in the Plan, in descending order of priority to: (1) Eligible Account Holders; (2) Employee Plans of the Holding Company or the Bank; (3) Supplemental Eligible Account Holders; and (4) Other Depositors. The Holding Company may offer the Offer Shares, if any, remaining after the Subscription Offering, in the Community Offering on a priority basis to natural persons residing within the Commonwealth of Pennsylvania; the Florida County of Broward; the Maryland Counties of Anne Arundel, Baltimore and also Baltimore City, Maryland; the New York Counties of Cattaraugus, Chautauqua, Erie and Monroe; and the Ohio Counties of Lake, Geauga and Ashtabula, then to the Mid-Tier Holding Company’s public stockholders at the Voting Record Date, and then to the general public. In the event a Community Offering is held, it may be held at any time during or immediately after the Subscription Offering. Depending on market conditions, Offer Shares available for sale but not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in the Syndicated Community Offering to selected members of the general public through a syndicate of registered broker-dealers (“Assisting Brokers”) that are members of the Financial Industry Regulatory Authority (“FINRA”) managed by Stifel as the sole book running manager [and                      as co-manager].
     It is acknowledged that the number of Offer Shares to be sold in the Offering may be increased or decreased as described in the Prospectus (as hereinafter defined); that the purchase of the Offer Shares in the Offering is subject to maximum and minimum purchase limitations as described in the Plan and the Prospectus; and that the Holding Company may reject, in whole or in part, any subscription received in the Community Offering and Syndicated Community Offering.
     The Holding Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-161805) in order to register the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and the regulations promulgated thereunder (the “1933 Act Regulations”), and has filed such amendments thereto as have been required to the date hereof (the “Registration Statement”). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the 1933 Act Regulations differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.
     In connection with the Conversion, (i) the MHC filed with the OTS an application for conversion to a stock company (together with any other required ancillary applications and/or notices, the “Conversion Application”) and amendments thereto as required by the OTS in accordance with the Home Owners’ Loan Act, as amended (the “HOLA”), and 12 C.F.R. Parts 575 and 563b (collectively with the HOLA, the Conversion Regulations”) and (ii) the Bank filed with each of the OTS, the FDIC and the Pennsylvania Department of Banking an application for interim bank mergers (the “Merger Application”) to be completed as part of the Conversion. The Holding Company has also filed with the OTS its application on Form H-(e)1-S (together with any interim merger applications and any other required ancillary applications and/or notices, the “Holding Company Application”) to become a unitary savings and loan holding company under the HOLA and the regulations promulgated thereunder. Collectively, the Conversion Application, the Merger Application and the Holding Company Application may also be termed the “Applications.”
     Concurrently with the execution of this Agreement, the Holding Company is delivering to the Agent copies of the Prospectus dated                     , 2009 to be used in the Subscription Offering and Community Offering (if any), and, if necessary, will deliver copies of the Prospectus and any prospectus supplement for use in a Syndicated Community Offering.
     Section 2. Appointment of Agent. Subject to the terms and conditions of this Agreement, the Primary Parties hereby appoint Stifel to consult with, advise and assist the Primary Parties in connection with the sale of the Offer Shares in the Offering, and as sole book running manager [with _________ as co-manager] for the purpose of soliciting or receiving purchase orders for Offer Shares in connection with the sale of the Offer Shares in the Syndicated Community Offering.
     On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement, Stifel accepts such appointment and agrees to use its best efforts to assist the Primary Parties with the solicitation of subscriptions and purchase orders for the Offer Shares and agrees to consult with and advise the Primary Parties as to the matters set forth in Section 3 of the letter agreement, dated August 31, 2009 between the MHC, the Mid-Tier Holding Company and Stifel (the “Letter Agreement”) (a copy of which is attached hereto as Exhibit A), including the coordination of the Syndicated Community Offering, and to solicit offers to purchase Offer Shares in the Syndicated Community Offering. It is acknowledged by the Primary Parties that the Agent shall not be obligated to purchase any Offer Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order. Except as set forth in Section 13 hereof, the appointment of the Agent to provide services hereunder shall terminate upon consummation of the Offering.

     If selected broker-dealers in addition to Stifel [and                     ] are used to assist in the sale of Offer Shares in the Syndicated Community Offering, the Primary Parties hereby, subject to the terms and conditions of this Agreement, appoint Stifel as sole book running manager [with                      as co-manager] of the Syndicated Community Offering. On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement, Stifel accepts such appointment and agrees to manage the selling group of broker-dealers in the Syndicated Community Offering.
     Section 3. Refund of Purchase Price. In the event that the Conversion is not consummated for any reason, including but not limited to the inability to sell a minimum of 53,975,000 Offer Shares during the Offering (including any permitted extension thereof) or such other minimum number of Offer Shares as shall be established consistent with the Plan and the Conversion Regulations, this Agreement shall terminate and any persons who have subscribed for or ordered any of the Offer Shares shall have refunded to them the full amount which has been received from such person, together with interest, if applicable, as provided in the Prospectus. Upon termination of this Agreement, neither the Agent nor the Primary Parties shall have any obligation to the other except that (i) the Primary Parties shall remain liable for any amounts due pursuant to Sections 4, 9, 11 and 12 hereof, unless the transaction is not consummated due to the breach by the Agent of a warranty, representation or covenant; and (ii) the Agent shall remain liable for any amount due pursuant to Sections 11 and 12 hereof, unless the transaction is not consummated due to the breach by the Primary Parties of a warranty, representation or covenant.
     Section 4. Fees. In addition to the expenses specified in Section 9 hereof, as compensation for the Agent’s services under this Agreement, the Agent has received or will receive the following fees from the Primary Parties:
          (a) An advisory and administrative services fee of $50,000 shall be paid as follows to Stifel: (i) $25,000 was paid upon execution of the Letter Agreement, and (ii) $25,000 was paid upon the initial filing of the Registration Statement.
          (b) A success fee for sales of the Offer Shares in the Offering of one percent (1%) of the aggregate dollar amount of the Offer Shares sold in the Subscription Offering and the Community Offering. No fee shall be payable in connection with the sale of stock to the Foundation, officers, directors, employees or immediate family of such persons (“Insiders”), including trusts of Insiders and the qualified and non-qualified employee benefit plans of the Primary Parties or the Insiders. “Immediate family” includes the spouse, parents, siblings and children who live in the same house as the officer, director or employee.
          (c) If any of the Offer Shares remain unsubscribed after the Subscription Offering and Community Offering, at the request of the Holding Company, Stifel will form a group of approved broker-dealer firms in accordance with Section 2 for purposes of the Syndicated Community Offering. Stifel will act as sole book running manager in the Syndicated Community Offering [and                      shall serve as co-manager in the Syndicated Community Offering]. The Holding Company shall pay a fee equal to one percent (1%) of the aggregate dollar amount of the Offer Shares sold pursuant to this Section 4(c) (the “Syndicate Management Fee”). [Stifel will receive                      percent (                    %) of the Syndicate Management Fee, and [

] will receive up to                      percent (                    %) of the Syndicate Management Fee.] In addition, the Holding Company will pay a syndicate sales fee of five percent (5%) of the aggregate dollar amount of the Offer Shares sold pursuant to this Section 4(c) to other selected dealers selling shares in the Syndicated Community Offering (including Stifel [and                     ), of which Stifel will be entitled to receive                      percent (                    %), unless the Holding Company agrees to a larger percentage, and                      will be entitled to receive up to                      percent (                    %) of the institutional sales fee]. Alternatively, for Offer Shares sold by “stand-by” underwriters, including Stifel, pursuant to a publicly underwritten offering, the Holding Company will pay all “stand-by” fees, and the underwriting discount will not exceed six percent (6%) of the aggregate dollar amount of Offer Shares sold. In either case, in consultation with Stifel, the Holding Company will determine which FINRA member firms will [serve as co-managers of the Syndicated Community Offering or otherwise] participate in the selling group and the extent of their participation. Stifel will not commence sales of the Offer Shares through a selling group of approved broker-dealer firms or underwriters without prior approval of the Holding Company. All such fees payable under this Section 4(c) shall be in addition to all fees payable under Section 4(b), less the amount of advance payments described in Section 4(a) and shall be paid at Closing (as defined in Section 5).
     In the event that the Holding Company is required to resolicit subscribers for Offer Shares in the Subscription Offering and Community Offering and Stifel is required to provide significant additional services in connection with such a resolicitation, the Primary Parties and Stifel shall mutually agree to the dollar amount of additional compensation due to Stifel not to exceed $75,000 and the Primary Parties shall pay such amount, if any. Until any agreement called for by this paragraph is reached, Stifel shall not incur expenses relating to any resolicitation in an amount that would cause the total expenses incurred by Stifel that are reimbursable by the Primary Parties pursuant to Section 9 hereof to be greater than those permitted without the prior written consent of the Holding Company, which consent shall not be unreasonably withheld.
     If this Agreement is terminated in accordance with the provisions of Sections 3, 10 or 14 and the sale of the Offer Shares is not consummated, Stifel shall not be entitled to receive the fees set forth in Sections 4(b)-(c), but Stifel will retain the fee for its conversion and proxy solicitation advisory and administrative services already earned of $50,000 and the Primary Parties will reimburse Stifel for its reasonable expenses pursuant to Section 9.
     Section 5. Closing. If the minimum number of Offer Shares permitted to be sold in the Offering on the basis of the most recently updated Appraisal (as defined in Section 6(j)) are subscribed for at or before the termination date of the Offering (which may be extended), and the other conditions (including those in Section 10) to the completion of the Conversion are satisfied, the Holding Company agrees to issue the Shares on the Closing Date (as hereinafter defined) against payment therefor by the means authorized by the Plan and to deliver certificates evidencing ownership of the Shares in such authorized denominations and registrations directly to the purchasers thereof or as instructed as promptly as practicable after the Closing Date. The closing (the “Closing”) shall be held at the offices of Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., or at such other place as shall be agreed upon among the Primary Parties and the Agent, at 10:00 a.m., Eastern Time, on the business day selected by the Primary Parties, which business day shall be no less than two (2) business days following the giving of prior notice by the Holding Company to the Agent or at such other time as shall be agreed upon by the Primary Parties and the Agent. At the Closing, the Primary Parties shall deliver to the Agent by wire transfer in same-day funds the commissions, fees and expenses owing to the Agent as set forth in Section 4 and Section 9 hereof and the opinions required hereby and other documents deemed reasonably necessary for the Agent shall be executed and delivered to effect the sale of the Offer Shares as contemplated hereby and pursuant to the terms of the Prospectus; and the Agent shall deliver to the Holding Company by wire transfer in same day funds the aggregate proceeds of the Offer Shares sold by the Agents in the Syndicated Offering, net of commissions and fees owing to the Agents under paragraph (c) of Section 4 of this Agreement provided, however, that all out-of-pocket expenses to which Stifel is entitled under Section 9 hereof shall be due and payable upon receipt by the Holding Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by Stifel. The hour and date upon which the Holding Company shall release the Shares for delivery in accordance with the terms hereof is referred to herein as the “Closing Date.”
     Stifel shall have no liability to any party for the records or other information provided by the Primary Parties (or their agents) to Stifel for use in allocating the Shares. Subject to the limitations of Section 11 hereof, the Primary Parties shall indemnify and hold harmless Stifel for any liability arising out of the allocation of the Shares in accordance with (i) the Plan generally, and (ii) the records or other information provided to Stifel (or its agents) by the Primary Parties (or their agents).
     Section 6. Representations and Warranties of the Primary Parties. The Primary Parties jointly and severally represent and warrant to the Agent that:
          (a) The MHC, the Mid-Tier Holding Company, the Holding Company and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, and, as of the Closing Date, the MHC, the Mid-Tier Holding Company, the Holding Company and the Bank will have all such power, authority, authorizations, approvals and orders as may be required to carry out the provisions and conditions hereof and to issue and sell the Shares and to issue the Foundation Shares and the Exchange Shares as provided herein and as described in the Prospectus. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the Letter Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of the MHC, the Mid-Tier Holding Company, the Holding Company and the Bank. This Agreement has been validly executed and delivered by the Primary Parties, and is a valid, legal and binding obligation of the Primary Parties, in each case enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).
          (b) The Registration Statement was declared effective by the Commission on                     , 2009. No stop order has been issued with respect to the Registration Statement. No proceedings related to the Registration Statement have been initiated or, to the knowledge of the Primary Parties, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 11 hereof) authorized by the Primary Parties for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date referred to in Section 5, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto) and, when taken together with the Prospectus, any Blue Sky Application (if applicable) or Sales Information (as defined below) authorized for use by any of the Primary Parties in connection with the Offering, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use under the caption “The Conversion and Offering — Marketing Arrangements” or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.
          (c) At the time of filing the Registration Statement and at the date hereof, the Holding Company was not, and is not, an ineligible issuer, as defined in Rule 405. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h), the Holding Company met the conditions required by Rules 164 and 433 for the use of a free writing prospectus. If required to be filed, the Holding Company has filed any issuer free writing prospectus related to the offered Shares at the time it is required to be filed under Rule 433 and, if not required to be filed, will retain such free writing prospectus in the Holding Company’s records pursuant to Rule 433(g) and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Shares the Holding Company will file or retain such free writing prospectus as required by Rule 433.
          (d) As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

     (1) “Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.
     (2) “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h), relating to the offered Shares that is required to be filed with the Commission by the Holding Company or required to be filed with the Commission. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173.
     (3) “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.
     (4) “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433(h), that is made available without restriction pursuant to Rule 433(d)(8)(ii) or otherwise, even though not required to be filed with the Commission.
     (5) “Statutory Prospectus,” as of any time, means the Prospectus relating to the offered Offer Shares and Foundation Shares that is included in the Registration Statement relating to the offered Offer Shares and Foundation Shares immediately prior to that time, including any document incorporated by reference therein.
          (e) Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the offered Offer Shares or until any earlier date that the Holding Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the offered Offer Shares, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Offer Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Holding Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented

Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein.
          (f) The Conversion Application, including the Prospectus, the proxy statement for the solicitation of proxies from the members of the MHC for the special meeting to approve the Plan and the establishment and funding of the Foundation (the “Members’ Proxy Statement”) and the proxy statement/prospectus for the solicitation of proxies from the stockholders of the Mid-Tier Holding Company for the special meeting to approve the Plan and the establishment and funding of the Foundation (the “Stockholders’ Proxy Statement”), was approved by the OTS on                     , 2009 and by the FDIC on                     , 2009 and the Prospectus, Members’ Proxy Statement and Stockholders’ Proxy Statement have been authorized for use by each of the OTS and the FDIC. At the time the Conversion Application, including the Prospectus, Members’ Proxy Statement and Stockholders’ Proxy Statement contained therein (including any amendment or supplement thereto), were approved and authorized for use by each of the OTS and the FDIC and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus, Members’ Proxy Statement and Stockholders’ Proxy Statement contained therein (including any amendment or supplement thereto), complied and will comply as to form in all material respects with the Conversion Regulations. At the time of the approvals by the OTS and by the FDIC and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus, the Members’ Proxy Statement and the Stockholders’ Proxy Statement, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (f) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use in Prospectus contained under the captions “The Conversion and Offering — Marketing Arrangements” or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.
          (g) No order has been issued by the Commission, the OTS, the FDIC or any other state or federal regulatory authority, preventing or suspending the use of the Registration Statement or the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is pending or, to the knowledge of the Primary Parties, threatened.
          (h) The Plan has been duly adopted by the Board of Directors of the MHC, the Mid-Tier Holding Company, the Bank and the Holding Company. To the knowledge of the Primary Parties, no person has sought, or at the Closing Date will have sought, to obtain review of the final action of the OTS, the FDIC or the Pennsylvania Department of Banking, as applicable, in approving the Plan, the Conversion Application, the Merger Application or the Holding Company Application.
          (i) The Merger Application was approved by the OTS on                     , 2009, by the FDIC on                     , 2009 and by the Pennsylvania Department of Banking on                     , 2009. The Merger Application did and will comply as to form in all material respects with all applicable rules and regulations of the OTS, the FDIC and the Pennsylvania

Department of Banking (except as modified or waived by the OTS, the FDIC and the Pennsylvania Department of Banking, as applicable). At the time of such approvals and at all times subsequent thereto until the Closing Date, the Merger Application (including any amendment or supplement thereto) did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (j) The Holding Company Application was approved by the OTS on ______, 2009. The Holding Company Application did and will comply as to form in all material respects with all applicable rules and regulations of the OTS (except as modified or waived by the OTS). At the time of the approval and at all times subsequent thereto until the Closing Date, the Holding Company Application (including any amendment or supplement thereto) did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (i) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use in the Holding Company Application.
          (k) RP Financial, LC., which prepared the appraisal of the aggregate pro forma market value of the Common Stock on which the Offering was based (the “Appraisal”), has advised the Primary Parties in writing that it is independent with respect to each of the Primary Parties and the Primary Parties believe RP Financial, LC. to be expert in preparing appraisals of savings institutions.
          (l) KPMG LLP, which certified the financial statements filed as part of the Registration Statement and the Applications, has advised the Primary Parties that it is an independent certified public accountant within the meaning of the Code of Ethics of the AICPA, and KPMG LLP is, with respect to each of the Primary Parties, an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations and the regulations of the Public Company Accounting Oversight Board (the “PCAOB Regulations”).
          (m) The financial statements and the notes thereto which are included in the Registration Statement and which are a part of the Prospectus present fairly the financial condition and retained earnings of the Mid-Tier Holding Company and the Bank as of the dates indicated and the results of operations and cash flows for the periods specified. The financial statements comply in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the Commission and accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis during the periods presented, except as otherwise noted therein, and present fairly in all material respects the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and any unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly and consistently applied on the basis described therein.

          (n) Since the respective dates as of which information is given in the Registration Statement, including the Prospectus, other than as disclosed therein: (i) there has not been any material adverse change in the financial condition, results of operation, capital, properties, business affairs or prospects of any of the Primary Parties or the Primary Parties considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material change in total assets of the Primary Parties on a consolidated basis, any material increase in the aggregate amount of loans past due ninety (90) days or more, or any real estate acquired by foreclosure or loans characterized as “in substance foreclosure;” (iii) none of the Primary Parties have issued any securities or incurred any liability or obligation for borrowings other than in the ordinary course of business; and (iv) there have not been any material transactions entered into by any of the Primary Parties, other than those in the ordinary course of business. The capitalization, liabilities, assets, properties and business of the Primary Parties conform in all material respects to the descriptions thereof contained in the Registration Statement or the Prospectus and, none of the Primary Parties has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus.
          (o) The Holding Company is a stock corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and will be qualified to transact business and will be in good standing in Maryland and in each jurisdiction in which the conduct of business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, results of operation, capital, properties, business affairs or prospects of the Primary Parties taken as a whole (a “Material Adverse Effect”). As of the Closing Date, the Holding Company will have obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except those that individually or in the aggregate would not have a Material Adverse Effect; and as of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect, and the Holding Company will be in compliance therewith in all material respects.
          (p) The Holding Company does not, and as of the Closing Date will not, own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.
          (q) Except as described in the Prospectus there are no contractual encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of the Holding Company, the Mid-Tier Holding Company, the MHC, or the Bank, (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (B) to make any loans or advances to, or investments in, another party or (C) to transfer any of its property or assets to another party. Except as described in the Prospectus, there are no restrictions, encumbrances or requirements affecting the payment of dividends or the making of any other distributions on any of the capital stock of the Holding Company.
          (r) The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian,

personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to be in compliance would not have a Material Adverse Effect. Neither the Bank nor any of its respective directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.
          (s) The Bank is a duly organized and validly existing Pennsylvania-chartered savings bank in stock form and is duly authorized to conduct its business as described in the Prospectus; the activities of the Bank are permitted by the rules, regulations and practices of the Pennsylvania Department of Banking; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not have a Material Adverse Effect, and all such licenses, permits and other governmental authorizations are in full force and effect; the Bank is, and as of the Closing Date will be, duly organized and validly existing under the laws of the Commonwealth of Pennsylvania; the Bank is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect; all of the issued and outstanding capital stock of the Bank is duly and validly issued to the Mid-Tier Holding Company and is fully paid and nonassessable; and all of the issued and outstanding capital stock of the Bank after the Conversion will be duly and validly issued to the Holding Company and will be fully paid and nonassessable; and as of the Closing Date, the Holding Company will directly own all of the capital stock of the Bank free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction of any kind. The Bank does not own equity securities or any equity interest in any other business enterprise except as otherwise described in the Prospectus or as are immaterial in amount and are not required to be described in the Prospectus.
          (t) The MHC is a duly organized and validly existing federally-chartered mutual holding company, duly authorized to conduct its business as described in the Prospectus; the activities of the MHC are permitted by the rules, regulations and practices of the OTS; the MHC has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that, individually or in the aggregate, would not have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect; the MHC is duly organized and validly existing under the laws of United States; and the MHC is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.
          (u) The Mid-Tier Holding Company is a duly organized and validly existing federally-chartered stock corporation, duly authorized to conduct its business as described in the Prospectus; the activities of the Mid-Tier Holding Company are permitted by the rules, regulations and practices of the OTS; the Mid-Tier Holding Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that, individually or in the aggregate, would not have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect; the Mid-Tier Holding Company is duly organized and validly existing under the laws of United States; and the Mid-Tier Holding Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.
          (v) The Bank is a member of the Federal Home Loan Bank (the “FHLB”) of Pittsburgh. The deposit accounts of the Bank are insured by the FDIC up to applicable limits.
          (w) As of the Closing Date, the Bank will be a wholly-owned subsidiary of the Holding Company.
          (x) Each of the Bank’s direct and indirect wholly-owned or partially-owned, subsidiaries is duly organized, validly existing and in good standing in the jurisdiction of its incorporation and duly authorized to conduct its business as described in the Prospectus.
          (y) The Holding Company, the Mid-Tier Holding Company, the MHC and the Bank carry, or are covered by, insurance in such amounts and covering such risks as the Holding Company, the Mid-Tier Holding Company, the MHC and the Bank deem reasonably adequate for the conduct of their respective businesses and the value of their respective properties.
          (z) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption “Capitalization” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except those shares issued to the Bank for its initial organization); the Offer Shares to be subscribed for in the Offering have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and nonassessable; the Foundation Shares to be issued to the Foundation have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payout therefor will be duly and validly issued and fully paid and nonassessable; the Exchange Shares to be issued in the Exchange have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan, the Prospectus, and the Stockholders’ Proxy Statement will be duly and validly issued and fully paid and nonassessable; the issuance of the Shares is not subject to preemptive rights, except for the subscription rights granted pursuant to the Plan; and the terms and provisions of the shares of Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Shares sold, good title to the Offer Shares and the Foundation Shares will be transferred from the Holding Company to the purchasers of Shares against payment therefor in the Offering as set forth in the Plan and the Prospectus. Upon issuance of the Exchange Shares, good title to the Exchange Shares will be transferred from the Holding Company to the recipients thereof in the Exchange as set forth in the Plan, the Prospectus and the Stockholders’ Proxy Statement.
          (aa) The Primary Parties are not, and as of the Closing Date will not be, in violation of their respective articles of incorporation or charters or their respective bylaws, or in material default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which they are a party or by which they, or any of their respective properties, may be bound which would result in a Material Adverse Effect. The consummation of the transactions contemplated herein and in the Plan will not (i) conflict with or constitute a breach of, or default under, the articles of incorporation, charter or bylaws of any of the Primary Parties, or materially conflict with or constitute a material breach of, or default under, any material contract, lease or other instrument to which any of the Primary Parties has a beneficial interest, or any applicable law, rule, regulation or order that is material to the financial condition of the Primary Parties; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Primary Parties except for such violations which would not have a Material Adverse Effect; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Primary Parties.
          (bb) No default exists, and no event has occurred that with notice or lapse of time, or both, would constitute a default on the part of any of the Primary Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which any of the Primary Parties is a party or by which any of their property is bound or affected in any respect which, in any such case, would have a Material Adverse Effect on the Primary Parties individually or taken as a whole, and all such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the knowledge of any of the Primary Parties, threatened any action or proceeding wherein any of the Primary Parties is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the Primary Parties, would have a Material Adverse Effect.
          (cc) The Primary Parties have good and marketable title to all assets which are material to the businesses, financial condition, results of operation, capital, properties, and assets of the Primary Parties and to those assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus or which do not have a Material Adverse Effect; and all of the leases and subleases that are material to the businesses of the Primary Parties, including those described in the Registration Statement or Prospectus, are in full force and effect.
          (dd) The Primary Parties are not in material violation of any directive from the OTS, the Pennsylvania Department of Banking, the FDIC, the Commission or any other agency to make any material change in the method of conducting their respective businesses; the Primary Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the Pennsylvania Department of Banking, the FDIC and the Commission), except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of any of the Primary Parties, threatened, which would reasonably be expected to materially and adversely affect the Conversion, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect.
          (ee) Prior to the Closing Date, the Primary Parties will have received an opinion of their special counsel, Luse Gorman Pomerenk & Schick, P.C., with respect to the federal income tax consequences of the Conversion, as described in the Registration Statement and the Prospectus, and an opinion from KPMG with respect to the tax consequences of the Conversion under the laws of the Commonwealth of Pennsylvania; and the facts and representations upon which such opinions will be based, will be truthful, accurate and complete, and none of the Primary Parties will take any action inconsistent therewith.
          (ff) The Primary Parties have timely filed all required federal, state and local tax returns, paid all taxes that have become due and payable, and have made adequate reserves for known future tax liabilities, and no deficiency has been asserted with respect thereto by any taxing authority.
          (gg) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Primary Parties of this Agreement, or the sale and issuance of the Offer Shares and the issuance of the Foundation Shares and the Exchange Shares, except for the approval of the OTS, the FDIC, the Pennsylvania Department of Banking and the Commission and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered for sale and the Foundation Shares and the Exchange Shares are to be issued.
          (hh) None of the Primary Parties has: (i) issued any securities within the last 18 months (except for (a) notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus, (b) shares of Common Stock issued with respect to the initial capitalization of the Holding Company and (c) shares of common stock of the Mid-Tier Holding Company issued pursuant to the Mid-Tier Holding Company’s Employee Stock Ownership Plan and options issued (including the exercise of such options) pursuant to the 2004 Stock Option Plan and 2008 Stock Option Plan or as described in the Prospectus); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement relating to the Conversion and the Offering except for the Letter Agreement and as contemplated hereunder; or (iv) engaged any intermediary between the Agent and the Primary Parties in connection with the Offering or the offering of shares of the common stock of the Mid-Tier Holding Company, and no person is being compensated in any manner for such services.
          (ii) Neither any of the Primary Parties nor, to the knowledge of the Primary Parties, any employee of the Primary Parties, has made any payment of funds of the Primary Parties as a loan to any person for the purchase of Offer Shares, except for the Holding Company’s loan to the employee stock ownership plan the proceeds of which will be used to purchase Offer Shares and the Mid-Tier Holding Company’s existing loan to the employee stock ownership plan, or has made any other payment or loan of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.
          (jj) The Bank complies in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

          (kk) The Primary Parties have not relied upon the Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion.
          (ll) The records of Eligible Account Holders and Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.
          (mm) The Primary Parties comply in all material respects with all laws, rules and regulations relating to environmental protection, and none of them has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Federal, state or local environmental laws and regulations; no action, suit, regulatory investigation or other proceeding is pending, or to the knowledge of the Primary Parties, threatened against the Primary Parties relating to environmental protection, nor do the Primary Parties have any reason to believe any such proceedings may be brought against any of them; and no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by any of the Primary Parties or in which the Bank has a security interest, except, in the case of facilities or properties in which the Bank has a security interest, to the extent such disposal, release or discharge would not have a Material Adverse Effect.
          (nn) All of the loans represented as assets in the most recent financial information of the Primary Parties included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.
          (oo) None of the Primary Parties are required to be registered as an investment company under the Investment Company Act of 1940, as amended.
          (pp) To the Holding Company’s, the Mid-Tier Holding Company’s, the MHC’s and the Bank’s knowledge, there are no affiliations or associations between any member of the FINRA and any of the Holding Company’s, the Mid-Tier Holding Company’s, the MHC’s and the Bank’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.
          (qq) The statistical and market related data contained in any Permitted Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the Holding Company, the Mid-Tier Holding Company, the MHC and the Bank believe were reliable and accurate at the time they were filed with the Commission. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

          (rr) The Primary Parties have taken all actions necessary to obtain at Closing a Blue Sky Memorandum from Luse Gorman Pomerenk & Schick, P.C. on which Stifel may rely.
     Any certificates signed by an officer of any of the Primary Parties and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Primary Parties to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.
     Section 7. Representations and Warranties of the Agent. Stifel represents and warrants to the Primary Parties that:
          (a) Stifel is a corporation and is validly existing and in good standing under the laws of the State of Missouri with full power and authority to provide the services to be furnished to the Primary Parties hereunder.
          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of Stifel, and each of this Agreement and the Letter Agreement is the legal, valid and binding agreement of Stifel, enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally or general equity principles.
          (c) Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall have, and until the Offering is consummated or terminated shall maintain, all licenses, approvals and permits necessary to perform such services and shall comply in all material respects with all applicable laws and regulations in connection with the performance of such services.
          (d) No action, suit, charge or proceeding before the Commission, FINRA, any state securities commission or any court is pending, or to the knowledge of the Agent, threatened against the Agent which, if determined adversely to such Agent, would have a material adverse effect upon the ability of Agent to perform its obligations under this Agreement.
          (e) Agent is registered as a broker/dealer pursuant to Section 15(b) of the 1934 Act and is a member of FINRA.
          (f) Any funds received in the Offering by the Agent will be handled by the Agent in accordance with Rule 15c2-4 under the 1934 Act to the extent applicable.
     Section 8. Covenants of the Primary Parties. The Primary Parties hereby jointly and severally covenant with the Agent as follows:
          (a) The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review and comment on such amendment or supplement or file any amendment or supplement to the Registration Statement to which amendment or supplement the Agent or its counsel shall reasonably object. The Holding Company will furnish promptly to the Agent and its counsel copies of all correspondence from the Commission with respect to the Registration Statement and the Holding Company’s responses thereto.
          (b) The Holding Company represents and agrees that, unless it obtains the prior consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior consent of the Holding Company, it has not made and will not make any offer relating to the offered Offer Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Holding Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Holding Company represents that it has and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Holding Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to Clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173.
          (c) The Primary Parties will not, at any time after the date any Application is approved, file any amendment or supplement to such Application without providing the Agent and its counsel an opportunity to review and comment on such amendment or supplement or file any amendment or supplement to such Application to which amendment or supplement the Agent or its counsel shall reasonably object. The Primary Parties will furnish promptly to the Agent and its counsel copies of all correspondence from the OTS with respect to the Applications and the Primary Parties’ responses thereto.
          (d) The Primary Parties will use their best efforts to cause the OTS, the FDIC and the Pennsylvania Department of Banking to approve the Holding Company’s acquisition of the Bank, and will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Application to be approved by the OTS and the FDIC, as applicable, and will promptly upon receipt of any information concerning the events listed below notify the Agent (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application as amended, has been approved by each of the OTS and the FDIC; (iii) when the Merger Application, as amended, has been approved by each of the OTS, the FDIC and the Pennsylvania Department of Banking; (iv) when the Holding Company Application, as amended, has been approved by the OTS; (v) of the receipt of any comments from the OTS, the FDIC, the Pennsylvania Department of Banking or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (vi) of any request by the Commission, the OTS, the FDIC or any other governmental entity for any amendment or supplement to the Registration Statement or the Applications or for additional information; (vii) of the issuance by the Commission, the OTS, the FDIC or any other governmental agency of any order or other action suspending the Offering or the use of the Registration Statement, the Prospectus, the Members’ Proxy Statement, the Stockholders’ Proxy Statement or any other filing of the Primary Parties under the Conversion Regulations or other applicable law, or the threat of any such action; (viii) of the issuance by the Commission, the OTS, the FDIC or any other state authority of any stop order suspending the effectiveness of the

Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (ix) of the occurrence of any event mentioned in subsection (g) below. The Primary Parties will make every reasonable effort to prevent the issuance by the Commission, the OTS, the FDIC, the Pennsylvania Department of Banking or any other state authority of any order referred to in (vii) and (viii) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.
          (e) The Primary Parties will deliver to the Agent and to its counsel conformed copies of each of the following documents, with all exhibits: the Applications as originally filed and of each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto. Further, the Primary Parties will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any FINRA filings. In addition, the Primary Parties will also deliver to the Agent such number of copies of the Prospectus, as amended or supplemented, as the Agent may reasonably request.
          (f) The Primary Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to the Closing Date; and when the Prospectus is required to be delivered, the Primary Parties will comply in all material respects, at their own expense, with all requirements imposed upon them by the OTS, the Conversion Regulations (except as modified or waived in writing by the OTS), the Commission, by applicable state law and regulations and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, in each case as from time to time in force, so far as is necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.
          (g) The Primary Parties will inform the Agent of any event or circumstance of which it is or becomes aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the Primary Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Primary Parties will, at their expense, prepare, file with the Commission, the OTS and the FDIC, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (in form and substance reasonably satisfactory to counsel for the Agent after a reasonable time for review) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the Primary Parties will furnish such information with respect to itself as the Agent may from time to time reasonably request.

          (h) Pursuant to the terms of the Plan, the Holding Company will endeavor in good faith, in cooperation with the Agent, to register or to qualify the Shares for offering and sale or to exempt such Shares from registration and to exempt the Holding Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Holding Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.
          (i) Upon consummation of the Conversion, the Bank will establish a liquidation account for the benefit of the Bank’s depositors, in accordance with the Plan and the requirements of the Conversion Regulations.
          (j) The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of ninety (90) days after the date hereof, any shares of Common Stock or securities into or exercisable for shares of Common Stock, without the Agent’s prior written consent other than in connection with any plan or arrangement described in the Prospectus.
          (k) For a period of three years from the date of this Agreement, the Holding Company will furnish to the Agent, as soon as practical after such information is available (i) a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, (ii) a copy of each report of the Holding Company mailed to holders of Common Stock, (iii) each press release and material news item and article released by the Holding Company and/or Bank, and (iv) from time-to-time, such other publicly available information concerning the Primary Parties as the Agent may reasonably request. For purposes of this paragraph, any document filed electronically with the Commission shall be deemed to be furnished to the Agent.
          (l) The Primary Parties will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption “How We Intend to Use the Proceeds From the Offering.”
          (m) The Holding Company and the Bank will distribute the Prospectus or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations, the 1933 Act and the 1934 Act and the rules and regulations promulgated under such statutes, and, as applicable, the laws of any state in which the shares are qualified for sale.
          (n) Prior to the Closing Date, the Holding Company shall register its Common Stock under Section 12(b) of the 1934 Act, and will request that such registration statement be effective no later than the completion of the Conversion. The Holding Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as permitted by the OTS.

          (o) For so long as the Common Stock is registered under the 1934 Act, the Holding Company will furnish to its stockholders as soon as practicable after the end of each fiscal year such reports and other information as are required to be furnished to its stockholders under the 1934 Act.
          (p) The Holding Company will report the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act Regulations.
          (q) The Primary Parties will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Offer Shares on an interest bearing basis as described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company’s obligation to refund payments received from persons subscribing for or ordering Offer Shares in the Offering, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Primary Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Primary Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.
          (r) Within ninety (90) days following the Closing Date, the Holding Company will register as a savings and loan holding company under HOLA.
          (s) The Primary Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rule 5130 (Restrictions on the Purchase and Sale of IPOs of Equity Securities).
          (t) The Primary Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FDIC, the OTS and the Pennsylvania Department of Banking.
          (u) The Primary Parties shall comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the OTS, the HOLA, the Commission, the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations to be complied with subsequent to the Closing Date. The Holding Company will comply with all provisions of all undertakings contained in the Registration Statement.
          (v) The Primary Parties will not amend the Plan without notifying the Agent prior thereto.
          (w) The Holding Company shall provide Stifel with any information necessary to allow Stifel to assist with the allocation process in order to permit the Holding Company to carry out the allocation of the Offer Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

          (x) The Holding Company will not deliver the Shares until the Primary Parties have satisfied or caused to be satisfied each condition set forth in Section 10 hereof, unless such condition is waived in writing by Stifel.
          (y) On or before the Closing Date, the Primary Parties will have completed all conditions precedent to the Conversion specified in the Plan and the offer, sale and issuance of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the OTS) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon any of the Primary Parties by the OTS, the FDIC, the Pennsylvania Department of Banking, the Commission or any other regulatory authority and in the manner described in the Prospectus.
          (z) Immediately upon completion of the sale by the Holding Company of the Offer Shares, the issuance of the Foundation Shares and the Exchange Shares and the completion of certain transactions necessary to implement the Plan, (i) all of the issued and outstanding shares of capital stock of the Bank shall be owned by the Holding Company, (ii) the Holding Company shall have no direct subsidiaries other than the Bank, and (iii) the Conversion shall have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed by the OTS, the FDIC, the Pennsylvania Department of Banking, the Commission, or any other governmental agency, if any, shall have been complied with by the Primary Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.
          (aa) Prior to the Closing Date, the Plan shall have been approved by the voting members of the MHC and the stockholders of the Mid-Tier Holding Company in accordance with the Plan, the Conversion Regulations, the applicable provisions, if any, of the MHC’s charter and bylaws and the Members’ Proxy Statement and the Stockholders’ Proxy Statement.
          (bb) The Holding Company shall notify the Agent when funds shall have been received for the minimum number of Offer Shares set forth in the Prospectus.
          (cc) The officers and directors of the Primary Parties, listed in Exhibit C of this Agreement, shall not exercise any stock options providing for the issuance of shares of common stock in the Mid-Tier Holding Company during the Offering or otherwise sell or transfer any shares of Common Stock commencing on the date hereof and continuing for a period of ninety (90) days following the Closing Date (the “Restricted Period”). The Primary Parties shall not honor the exercise of any stock options providing for the issuance of shares of common stock in the Mid-Tier Holding Company by any such officer or director during the Offering, nor shall the Holding Company otherwise assist such officers or directors in connection with the sale or transfer of shares of Common Stock during the Restricted Period.
     Section 9. Payment of Expenses. Whether or not the Conversion is completed or the sale, issuance and exchange of the Shares by the Holding Company is consummated, the Primary Parties will pay for all their expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of the Applications and Registration Statement; (b) the preparation, printing, filing, delivery and mailing of the Registration Statement, including the Prospectus, and all documents related to the Offering and proxy solicitation; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Holding Company or the Bank under the securities or “blue sky” laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of FINRA related to Stifel’s fairness filing under Rule 2710 of the National Association of Securities Dealers, Inc.; (e) fees and expenses related to the preparation of the independent appraisal; (f) fees and expenses related to providers providing printing, data processing, auditing, accounting and other services; (g) all expenses relating to advertising, temporary personnel, investor meetings and stock information center; and (h) transfer agent fees and costs of preparation and distribution of stock certificates. The Primary Parties also agree to reimburse Stifel for reasonable out-of-pocket expenses, including legal fees and expenses, incurred by Stifel in connection with the services hereunder. Stifel will not incur reimbursable legal fees (excluding counsel’s out-of-pocket expenses) in excess of $175,000. Stifel will not incur actual accountable reimbursable out-of-pocket expenses in excess of $50,000. In the event that Stifel incurs any expenses on behalf of the Primary Parties, the Primary Parties will pay or reimburse Stifel for such expenses regardless of whether the Conversion is successfully completed, and such reimbursements will not be included in the expense limitations set forth in this paragraph. Stifel will not incur any single out-of-pocket expense of more than $1,000 pursuant to this paragraph without the prior approval of the Mid-Tier Holding Company, the Holding Company, the MHC or the Bank. The Primary Parties acknowledge, however, that such limitations on expenses and legal fees may be increased by the mutual consent of the Mid-Tier Holding Company and Stifel in the event of delay in the Offering, a delay as a result of circumstances requiring material additional work by Stifel or its counsel or an update of the financial information contained in the Prospectus to reflect a period later than set forth in the financial statements in the original Registration Statement. Not later than two (2) days prior to the Closing Date, Stifel will provide the Bank with a detailed accounting of all reimbursable expenses of Stifel and its counsel to be paid at the Closing.
     Section 10. Conditions to the Agent’s Obligations. The obligations of the Agent hereunder and the occurrence of the Closing and the Conversion are subject to the condition that all representations and warranties of the Primary Parties herein contained are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct, the condition that the Primary Parties shall have performed all of their obligations hereunder to be performed on or before such dates and to the following further conditions:
          (a) The Registration Statement shall have been declared effective by the Commission, the Conversion Application, Merger Application and Holding Company Application shall have been approved by the OTS, the FDIC, and the Pennsylvania Department of Banking, as applicable, and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Primary Parties, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Conversion shall have been issued, or proceedings therefor initiated or, to the knowledge of the Primary Parties, threatened by the OTS, the FDIC, the Pennsylvania Department of Banking, the Commission or any other governmental body.
          (b) At the Closing Date, the Agent shall have received:
     (1) The opinion, dated as of the Closing Date, of Luse Gorman Pomerenk & Schick, P.C. and/or local counsel acceptable to the Agent, in form and substance satisfactory to the Agent and counsel for the Agent to the effect that:
     (i) The Holding Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in Maryland and in each other jurisdiction in which the conduct of its business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.
     (ii) The Bank is a duly organized and validly existing Pennsylvania-chartered stock savings bank duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, and upon consummation of the Conversion, the Bank will continue to be a validly existing Pennsylvania-chartered stock savings association, with full power and authority to own its properties and to conduct its business as described in the Prospectus; the activities of the Bank as described in the Prospectus are permitted by federal law and the rules, regulations and practices of the FDIC and the Pennsylvania Department of Banking; and at the Closing Date, the issuance and sale of the capital stock of the Bank to the Holding Company in the Conversion has been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Bank and, upon payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and will be owned of record and beneficially by the Holding Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction.
     (iii) The MHC is a mutual holding company duly organized and validly existing under the laws of the United States, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business in each other jurisdiction in which the conduct of its business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.
     (iv) The Mid-Tier Holding Company is a federally-chartered stock corporation duly organized and validly existing under the laws of the United States, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business in each other jurisdiction in which the conduct of its business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.
     (v) The activities of the Mid-Tier Holding Company, the MHC, the Holding Company, and the Bank, as described in the Prospectus, are permitted by federal law. To such counsel’s knowledge, each of the MHC, the Mid-Tier Holding Company, the Holding Company, and the Bank has obtained all licenses, permits, and other governmental authorizations that are material for the conduct of its business, and all such licenses, permits and other governmental authorizations are in full force and effect, and to such counsel’s knowledge the Mid-Tier Holding Company and the Bank are complying therewith in all material respects.
     (vi) The Bank is a member of the FHLB of Pittsburgh. The Bank is an insured depository institution under the provisions of the Federal Deposit Insurance Act, as amended, and no proceedings for the termination or revocation of the federal deposit insurance of the Bank are pending or, to such counsel’s knowledge, threatened.
     (vii) Upon consummation of the Conversion, (a) the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption “Capitalization,” and no             shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except for the shares issued upon incorporation of the Holding Company to facilitate the Conversion); (b) the Offer Shares to be subscribed for in the Offering will have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be fully paid and nonassessable; (c) the Foundations Shares to be issued to the Foundation and the Exchange Shares to be issued in the Exchange will have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan, will be fully paid and nonassessable; and (d) the issuance of the Shares is not subject to preemptive rights under the articles of incorporation or bylaws of the Holding Company, or arising or outstanding by operation of law or under any contract, indenture, agreement, instrument or other document known to such counsel, except for the subscription rights under the Plan.
     (viii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Primary Parties; and this Agreement constitutes a valid, legal and binding obligation of each of the Primary Parties, enforceable in accordance with its terms, except to the extent that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally, or the rights of creditors of savings institutions insured by the FDIC (including laws and judicial decisions relating to the rights of the contracting parties to equitable remedies).
     (ix) The Plan has been duly adopted by the Board of Directors of the MHC, the Mid-Tier Holding Company, the Holding Company and the Bank and approved by the stockholders of the Mid-Tier Holding Company and the members of the MHC in the manner required by the Conversion Regulations and the articles of incorporation, charters and bylaws of each of the MHC, the Mid-Tier Holding Company, the Holding Company and the Bank.
     (x) The Conversion, including the Offering and the Exchange, was effected in accordance with the Plan and all applicable laws, including statutes, regulations, decisions and orders (except that this opinion need not address state securities or “blue sky” laws and regulations nor matters addressed in the letter referred to in Section 10(b)(2) of this Agreement); all terms, conditions, requirements and provisions with respect to the Conversion imposed by the OTS, the FDIC, the Pennsylvania Department of Banking, the Commission, or any other governmental agency, if any, were complied with by the Primary Parties in all material respects or appropriate waivers were obtained and all notices and waiting periods were satisfied, waived or replaced.
     (xi) The Conversion Application, the Merger Application and the Holding Company Application have been approved by the OTS, the FDIC and the Pennsylvania Department of Banking, as applicable, and the Prospectus, the Members’ Proxy Statement, and the Stockholders’ Proxy Statement have been authorized for use by each of the OTS and the FDIC, and subject to the satisfaction of any conditions set forth in such approvals, no further approval, registration, authorization, consent or other order of any federal or state regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the offer, sale and issuance of the Shares, and the consummation of the Conversion, except as may be required under the state securities or “blue sky” laws of various jurisdictions as to which no opinion need be rendered.
     (xii) The purchase by the Holding Company of all of the issued and outstanding capital stock of the Bank has been authorized by the OTS, and no action has been taken or is pending or threatened to revoke any such authorization or approval.
     (xiii) The Registration Statement has become effective under the

1933 Act, and no stop order suspending the effectiveness of the Registration Statement has been issued or proceedings for that purpose have been instituted or, to such counsel’s knowledge, threatened by the Commission.
     (xiv) The material tax consequences of the Conversion are set forth in the Prospectus under the captions “Summary — Tax Consequences” and “Federal and State Taxation.” The information in the Prospectus under the captions “Summary — Tax Consequences” and “Federal and State Taxation” has been reviewed by such counsel and fairly describes such opinion rendered by such counsel and KPMG LLP to the Primary Parties with respect to such matters.
     (xv) The terms and provisions of the shares of Common Stock conform to the description thereof contained in the Registration Statement and the Prospectus, and the form of certificate to be used to evidence the shares of Common Stock is in due and proper form.
     (xvi) At the time the Applications were approved and as of the Closing Date, the Applications (as amended or supplemented), the Prospectus (as amended or supplemented), the Members’ Proxy Statement (as amended or supplemented) and the Stockholders’ Proxy Statement (as amended or supplemented), complied as to form in all material respects with the requirements of the Conversion Regulations and all applicable laws, rules and regulations and decisions and orders of the OTS, the FDIC and the Pennsylvania Department of Banking, except as modified or waived in writing (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein and the appraisal valuation and the business plan as to which counsel need express no opinion). To such counsel’s knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS, the FDIC and the Pennsylvania Department of Banking, in approving the Applications.
     (xvii) At the time that the Registration Statement became effective and as of the Closing Date, the Registration Statement, including the Prospectus (as amended or supplemented) (other than the financial statements, notes to financial statements, financial tables or other financial and statistical data included therein and the appraisal valuation and the business plan as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.
     (xviii) There are no legal or governmental proceedings pending, or, to such counsel’s knowledge, threatened (i) asserting the invalidity of this Agreement or (ii) seeking to prevent the Conversion or the offer, sale or issuance of the Shares.

     (xix) The information in the Prospectus under the captions “Supervision and Regulation,” “Federal and State Taxation,” “Comparison of Stockholders’ Rights for Existing Stockholders of Northwest Bancorp, Inc.” “Restrictions on Acquisition of Northwest Bancshares, Inc.,” “Description of Capital Stock of Northwest Bancshares, Inc. Following the Conversion,” and “The Conversion and Offering,” to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is accurate in all material respects.
     (xx) None of the Primary Parties are required to be registered as an investment company under the Investment Company Act of 1940.
     (xxi) None of the Primary Parties is in violation of its articles of incorporation or its charter, as the case may be, or its bylaws or, to such counsel’s knowledge, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement, which violation would have a Material Adverse Effect. In addition, the execution and delivery of and performance under this Agreement by the Primary Parties, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not result in (i) any violation of the provisions of the articles of incorporation or charter, as the case may be, or the bylaws of any of the Primary Parties, (ii) any violation of any applicable law, act, regulation, order or court order, writ, injunction or decree, and (iii) any violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement, which violation would have a Material Adverse Effect.
     The opinion may be limited to matters governed by the laws of the United States and the States of Pennsylvania and Maryland. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of counsel reasonably acceptable to the Agent, as long as such other opinion indicates that the Agent may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Primary Parties and public officials; provided copies of any such opinion(s) or certificates of public officials are delivered to Agent together with the opinion to be rendered hereunder by special counsel to the Primary Parties. The opinion of such counsel for the Primary Parties shall state that it has no reason to believe that the Agent is not reasonably justified in relying thereon. The opinion of such counsel for the Primary Parties also shall state that the Agent’s counsel may rely for purposes of its own opinion on the opinion of such counsel and, if applicable, local counsel, whose opinion(s) shall expressly authorize such reliance.

     (2) The letter of Luse Gorman Pomerenk & Schick, P.C. in form and substance to the effect that during the preparation of the Registration Statement and the Prospectus, Luse, Gorman, Pomerenk & Schick, P.C. participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to the Agent, representatives of the independent public accountants for the Primary Parties and representatives of the Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 10(b)(1)), Luse Gorman Pomerenk & Schick, P.C. has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Luse, Gorman, Pomerenk & Schick, P.C. that caused Luse Gorman Pomerenk & Schick, P.C. to believe that the Registration Statement at the time it was declared effective by the Commission and as of the date of such letter or that the General Disclosure Package as of the Applicable Time, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (it being understood that counsel need express no comment or opinion with respect to financial statements, notes to financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement, or Prospectus or General Disclosure Package).
     (3) The favorable opinion, dated as of the Closing Date, of Sonnenschein Nath & Rosenthal LLP, counsel for Stifel, with respect to such matters as the Agent may reasonably require; such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Primary Parties delivered pursuant hereto or as such counsel may reasonably request and upon the opinion of Luse Gorman Pomerenk & Schick, P.C.
     (4) The letter of Sonnenschein Nath & Rosenthal LLP in form and substance to the effect that during the preparation of the Registration Statement and the Prospectus, Sonnenschein Nath & Rosenthal LLP participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to the Primary Parties, representatives of the independent public accountants for the Primary Parties and representatives of the Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 10(b)(3)), Sonnenschein Nath & Rosenthal LLP has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Sonnenschein Nath & Rosenthal LLP that caused Sonnenschein Nath & Rosenthal LLP to believe that the Registration Statement at the time it was declared effective by the

Commission and as of the date of such letter or that the General Disclosure Package as of the Applicable Time, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (it being understood that counsel need express no comment or opinion with respect to financial statements, notes to financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement, or Prospectus or General Disclosure Package).
     (5) A Blue Sky Memorandum from Luse Gorman Pomerenk & Schick, P.C. addressed to the Holding Company and the Agent relating to the offering, including Agent’s participation therein. The Blue Sky Memorandum will address the necessity of obtaining or confirming exemptions, qualifications or the registration of the Common Stock under applicable state securities law.
          (c) Concurrently with the execution of this Agreement, the Agent shall receive a letter from KPMG LLP, dated the date hereof and addressed to the Agent, such letter (i) confirming that KPMG LLP is a firm of independent registered public accountants within the meaning of the 1933 Act, the 1933 Act Regulations and the PCAOB Regulations, and stating in effect that in KPMG LLP’s opinion the consolidated financial statements of the Mid-Tier Holding Company included in the Prospectus comply as to form in all material respects with generally accepted accounting principles, the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with the auditing standards of the PCAOB) consisting of a review (in accordance with Statement of Auditing Standards No. 100, Interim Financial Information) of the unaudited consolidated interim financial statements of the Mid-Tier Holding Company prepared by the Primary Parties as of and for the interim periods ended June 30, 2009 and September 30, 2009, a reading of the minutes of the meetings of the Board of Directors, Executive Committee, Audit Committee and stockholders of the Mid-Tier Holding Company and the Bank and consultations with officers of the Mid-Tier Holding Company and the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited consolidated financial statements and any “Recent Developments” information in the Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the recent developments financial information included in the Prospectus to a specified date not more than three (3) business days prior to the date of the Prospectus, there was any material increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits), or non-performing loans, non-performing assets, special mention loans or decrease in the deposits or loan allowance, total assets, stockholders’ equity or there was any change in common stock outstanding (other than for stock option plans) at the date of such letter as compared with amounts shown in the June 30, 2009 unaudited statement of condition included in the Prospectus or there was any decrease in net interest income, non-interest income, net interest income after provision or net income, or increase in provision for loan losses, non-interest expense of the Primary Parties for the period commencing immediately after the recent development date and ended not more than three (3) business days prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (c), they have compared with the general accounting records of the Mid-Tier Holding Company, which are subject to the internal controls of the accounting system of the Mid-Tier Holding Company, and other data prepared by the Primary Parties from accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).
          (d) At the Closing Date, the Agent shall receive a letter from KPMG LLP dated the Closing Date, addressed to the Agent, confirming the statements made by its letter delivered by it pursuant to subsection (c) of this Section 10, the “specified date” referred to in clause (ii)(B) thereof to be a date specified in such letter, which shall not be more than three (3) business days prior to the Closing Date.
          (e) At the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as counsel for the Agent may require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.
          (f) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Primary Parties, dated the Closing Date, to the effect that: (i) they have examined the Registration Statement and at the time the Registration Statement became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; (ii) there has not been, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect otherwise than as set forth or contemplated in the Registration Statement; (iii) the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Primary Parties have complied in all material respects with all material agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 10; (v) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission or any other governmental body; (vi) no order suspending the Offering, the Exchange, the Conversion, the acquisition of all of the shares of the Bank by the Holding Company, the transactions required under the Plan to consummate the Conversion or the effectiveness of the Prospectus has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by the OTS, the FDIC, the Pennsylvania Department of Banking, the Commission, or any other federal or state authority; (vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan or to enjoin the Conversion, and (viii) that the officers and directors of the Primary Parties have agreed to abide by the restrictions on the exercise of options and sale of Common Stock set forth in Section 8(cc).

          (g) At the Closing Date, the Agent shall receive a letter from RP Financial, LC., dated as of the Closing Date, (i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals, (ii) stating in effect that the Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Primary Parties, as converted, expressed in the Appraisal as most recently updated, remains in effect.
          (h) Prior to and at the Closing Date, none of the Primary Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, or any development involving a prospective material change in, or affecting the general affairs of, management, financial position, retained earnings, long-term debt, stockholders’ equity or results of operations of any of the Primary Parties, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, in the Agent’s reasonable judgment, is sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the Exchange or the delivery of the Shares or the Exchange Shares on the terms and in the manner contemplated in the Prospectus and the Stockholders’ Proxy Statement.
          (i) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition or in the earnings, capital, properties or business affairs of the Primary Parties considered as one enterprise, from and as of the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Primary Parties, independently or considered as one enterprise, from the latest date as of which the financial condition of the Primary Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) none of the Primary Parties shall have received from the OTS, the FDIC or the Pennsylvania Department of Banking any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agent) and which would reasonably be expected to have a Material Adverse Effect; (iv) none of the Primary Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Primary Parties, threatened against any of the Primary Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect; and (vi) the Shares shall have been qualified or registered for offering and sale, as applicable, under the securities or “blue sky” laws of the jurisdictions requested by the Agent.

          (j) At or prior to the Closing Date, the Agent shall receive (i) a copy of the Conversion Application and a copy of the letters from each of the OTS and the FDIC approving the Conversion Application and authorizing the Prospectus, Members’ Proxy Statement and Stockholders’ Proxy Statement for use, (ii) if available, a copy of the order from the Commission declaring the Registration Statement effective, (iii) a certified copy of the articles of incorporation of the Holding Company, (iv) a copy of Holding Company Application and a copy of the letter from the OTS approving the Holding Company Application, (v) a copy of the Merger Application and a copy of the letters from each of the OTS, the FDIC and the Pennsylvania Department of Banking approving the Merger Application, (vi) a certificate from the FDIC evidencing the Bank’s insurance of accounts, and (vii) any other documents that Agent shall reasonably request.
          (k) The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between the Agent and the persons set forth on Exhibit C hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall be delivered to the Agent on or before the date hereof and shall be in full force and effect on the Closing Date.
          (l) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or FINRA or by order of the Commission or any other governmental authority other than temporary trading halts or limitation (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day and (C) which when combined with all other such halts occurring during the previous five (5) business days, total less than three (3); (ii) a general moratorium on the operations of federally-insured financial institutions or a general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; (iii) any material adverse change in the financial markets in the United States or elsewhere; or (iv) any outbreak of hostilities or escalation thereof or other calamity or crisis, including, without limitation, terrorist activities after the date hereof, the effect of any of (i) through (iv) herein, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or purchase orders, for the sale of the Shares.
     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and to counsel for the Agent. Any certificate signed by an officer of the MHC, the Mid-Tier Holding Company, the Holding Company or the Bank and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the MHC, the Mid-Tier Holding Company, the Holding Company or the Bank, as the case may be, to the Agent as to the statements made therein. If any condition to the Agent’s obligations hereunder to be fulfilled prior to or at the Closing Date is not fulfilled, the Agent may terminate this Agreement (provided that if this Agreement is so terminated but the sale of Shares is nevertheless consummated, the Agent shall be entitled to the full compensation provided for in Section 4 hereof) or, if the Agent so elect, may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment.
     Section 11. Indemnification.
          (a) The Primary Parties, jointly and severally, agree to indemnify and hold harmless the Agent, its officers, directors, agents, attorneys, servants and employees and each person, if any, who control the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, that the Agent or any of such officers, directors, agents, attorneys, servants, employees and controlling Persons (collectively, the “Related Persons”) may suffer or to which the Agent or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Agent and any Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, or any blue sky application, or other instrument or document of the Primary Parties or based upon written information supplied by any of the Primary Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the “Blue Sky Applications”), or any application or other document, advertisement, or communication (“Sales Information”) prepared, made or executed by or on behalf of any of the Primary Parties with its consent or based upon written information furnished by or on behalf of any of the Primary Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares under the securities laws thereof, (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offering; or (iv) result from any claims made with respect to the accuracy, reliability and completeness of the records of Eligible Account Holders and Supplemental Eligible Account Holders or Other Members or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this subsection (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Conversion made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent or its representatives (including counsel) with respect to the Agent expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) under the caption “The Conversion and Offering – Marketing Arrangements;” provided, further, that the Primary Parties will not be responsible for any loss, liability, claim, damage or expense to the extent a court of competent jurisdiction finds they result primarily from material oral misstatements by the Agent to a purchaser of Shares which are not based upon information in the Registration Statement or Prospectus, or from actions taken or omitted to be taken by the Agent in bad faith or from the Agent’s gross negligence or willful misconduct, and the Agent agrees to repay to the Primary Parties any amounts advanced to it by the Primary Parties in connection with matters as to which it is found by a court of competent jurisdiction not to be entitled to indemnification hereunder.
          (b) The Agent agrees to indemnify and hold harmless the Primary Parties, their directors and officers, agents, servants and employees and each person, if any, who controls any of the Primary Parties within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties and any such persons upon written demand for any reasonable expenses (including fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that each Agent’s obligations under this Section 11(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Applications, Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Blue Sky Applications or Sales Information in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent or its representatives (including counsel) expressly for use under the caption “The Conversion and Offering – Marketing Arrangements.”
          (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 11, Section 12 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. The Primary Parties shall be liable for any settlement of any claim against the Agent (or its directors, officers, employees, affiliates or controlling persons), made with the consent of the Primary Parties, which consent shall not be unreasonably withheld. The Primary Parties shall not, without the written consent of the Agent, settle or compromise any claim against them based upon circumstances giving rise to an indemnification claim against the Primary Parties hereunder unless such settlement or compromise provides that the Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim.
          (d) The agreements contained in this Section 11 and in Section 12 hereof and the representations and warranties of the Primary Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, agents, attorneys, servants or employees or by or on behalf of any of the Primary Parties or any officers, directors, controlling persons, agents, attorneys, servants or employees of any of the Primary Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement. To the extent required by law, Sections 11 and 12 hereof are subject to and limited by Sections 23A and 23B of the Federal Reserve Act.
     Section 12. Contribution.
          (a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 11 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the Primary Parties or the Agent, the Primary Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification in such proportion so that (i) the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses) (“Agent’s Fees”), less any portion of Agent’s Fees paid by Stifel to Assisting Brokers, bear to the total proceeds received by the Primary Parties from the sale of the Shares in the Offering, net of all expenses of the Offering, except Agent’s Fees and (ii) the Primary Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 11 above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Primary Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Primary Parties on the one hand and the Agent on the other from the Offering, as well as any other relevant equitable considerations. The relative benefits received by the Primary Parties on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offering, net of all expenses of the Offering except Agent’s Fees, received by the Primary Parties bear, with respect to the Agent, to the total fees (not including expenses) received by the Agent less the portion of such fees paid by the Agent to Assisting Brokers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Parties on the one hand or the Agent on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Primary Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 12. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement less the portion of such fees paid by the Agent to Assisting Brokers. It is understood and agreed that the above-stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation. For purposes of this Section 12, each of Agent’s and the Primary Parties’ officers and directors and each person, if any, who controls the Agent or any of the Primary Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Primary Parties and the Agent. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 12, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 12.
     Section 13. Survival. All representations, warranties and indemnities contained in this Agreement (and in Paragraph 12 of the Letter Agreement, “Confidentiality”), or all statements contained in certificates of officers of the Primary Parties or the Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or its controlling persons, or by or on behalf of the Primary Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, any of the Primary

Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.
     Section 14. Termination. The Agent may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:
          (a) In the event (i) the Plan is abandoned or terminated by the Holding Company; (ii) the Holding Company fails to consummate the sale of the minimum number of Shares prior to September 30, 2010 in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law; (iii) the Agent terminates this relationship because there has been a material adverse change in the financial condition or operations of the Primary Parties considered as one enterprise since the date of the latest financial statements included in the Prospectus; or (iv) immediately prior to commencement of the Offering, the Agent terminates this relationship because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors, there has been a failure to satisfactorily disclose all relevant information in the Prospectus or the existence of market conditions which might render the sale of the Shares inadvisable, this Agreement shall terminate and no party to this Agreement shall have any obligation to the other hereunder except as set forth in Sections 3, 4, 9, 11 and 12 hereof.
          (b) If any of the conditions specified in Section 10 hereof shall not have been fulfilled when and as required by this Agreement, or by the Closing Date, or waived in writing by the Agent, this Agreement and all of the Agent’s obligations hereunder may be canceled by the Agent by notifying the Bank of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 9, 11 and 12 hereof.
          (c) If the Agent elects to terminate this Agreement as provided in this Section, the Primary Parties shall be notified by the Agent as provided in Section 15 hereof.
          (d) If this Agreement is terminated in accordance with the provisions of this Agreement, Stifel shall retain the conversion advisory and administrative services fee earned and paid to it pursuant to Section 4 and the Primary Parties shall reimburse Stifel for its reasonable out-of-pocket expenses pursuant to Section 9.
     Section 15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to Stifel, Nicolaus & Company, Incorporated, 237 Park Avenue, 8th Floor, New York, New York 10017, Attention: Ben A. Plotkin, Executive Vice President, Vice Chairman (with a copy to Sonnenschein Nath & Rosenthal LLP, 1301 K Street, N.W. Suite 600, East Tower, Washington, DC 20005-3364, Attention: Matthew Dyckman, Esq.); notices to the Primary Parties shall be directed to Northwest Bancshares, Inc., 100 Liberty Street, P.O. Box 128, Warren, Pennsylvania 16365, Attention: William J. Wagner, President and Chief Executive Officer (with a copy to Luse Gorman Pomerenk & Schick, P.C., 5535 Wisconsin Avenue, N.W., Washington, DC 20005, Attention: Eric Luse, Esq.).

     Section 16. Parties. This Agreement shall inure to the benefit of and be binding upon the Agent and the Primary Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 11 and 12 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties, supersedes any prior Agreement among the parties and may not be varied except by a writing signed by all parties, except for Paragraph 12 of the Letter Agreement (“Confidentiality”), which is not hereby superseded.
     Section 17. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.
     Section 18. Entire Agreement; Amendment. This Agreement represents the entire understanding of the Primary Parties and the Agent with respect to the transactions contemplates hereby and supersedes any and all other oral or written agreements heretofore made, except for the Data Processing Information Agent Engagement Terms, dated October ___, 2009 by and among the Primary Parties and Stifel, relating to the Stifel’s providing information agent services in connection with the Conversion. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.
     Section 19. Construction and Waiver of Jury Trial. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to its conflicts of laws principles. Any dispute hereunder shall be brought in a court in the State of New York. Each of the Primary Parties and the Agent waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.
(Remainder of page intentionally left blank.)

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

Very truly yours, NORTHWEST BANCSHARES, INC.
By:
William J. Wagner
President and Chief Executive Officer

NORTHWEST BANCORP, INC.
By:
William J. Wagner
President and Chief Executive Officer

NORTHWEST BANCORP, MHC
By:
William J. Wagner
President and Chief Executive Officer

NORTHWEST SAVINGS BANK
By:
William J. Wagner
President and Chief Executive Officer

The foregoing Agency Agreement is
hereby confirmed and accepted as
of the date first set forth above.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Ben A. Plotkin
Executive Vice President, Vice Chairman

EXHIBIT A
LETTER AGREEMENT

A-1

EXHIBIT B
SELECTED DEALERS AGREEMENT
______, 2009
Stifel, Nicolaus & Company, Incorporated
One South Street, 15th Floor
Baltimore, Maryland 21202
Ladies and Gentlemen:
We understand that you are entering into this Master Selected Dealers Agreement (the “Agreement”) in counterparts with us and other firms who may be invited to participate as dealers in offerings of securities in which you are acting as sole representative of or as one of the representatives of the underwriters comprising the underwriting syndicate. Whether or not we have executed this Agreement, this Agreement shall apply to any offering of securities in which we elect to act as a selected dealer after receipt from you of one or more invitations by telecopy, e-mail, or other written form of communication or telephone call (confirmed immediately in writing) which refers to this Agreement, identifies the issuer, describes the securities to be offered and states the amount of securities proposed to be reserved for purchase by selected dealers. Your invitation also will include instructions for our acceptance of such invitation. At or prior to the time of an offering, you shall also advise us, to the extent applicable, of the expected offering date, the expected closing date and certain other terms of the offering, including without limitation and as applicable, the initial public offering price (or the formula for determining such price), the interest or dividend rate (or the method by which such rate is to be determined), the conversion or exchange price (or the formula for determining such price), the selling concession, the amount of any reallowance, the amount of securities to be allotted to us, and the time at which subscriptions for shares reserved for selected dealers will be opened. Such information may be conveyed by you in one or more written communications or by telephone (confirmed immediately in writing) (such communications, together with the original invitation described above, received by us with respect to the offering are hereinafter collectively referred to as the “Invitation”). The terms of such Invitation shall become a part of this Agreement with respect to the offering to which it applies.
This Agreement, as amended or supplemented by the Invitation, shall become binding with respect to our participation in an offering of securities described in an Invitation upon our acceptance thereof by telecopy, e-mail, telephone call (confirmed immediately in writing) or other form of communication specified in the Invitation if we do not revoke such acceptance in writing prior to the date and time specified in the Invitation or upon acceptance by us of an allotment of securities (such an acceptance being hereinafter referred to as an “Acceptance”). If we have not previously executed this Agreement, by our Acceptance we shall be deemed to be signatories hereof with respect to the offering to which the Acceptance relates. To the extent that any terms contained in the Invitation are inconsistent with any provisions herein, such terms shall supersede any such provisions.

The issuer of the securities in any offering of securities in which we agree to participate as a selected dealer pursuant to this Agreement, including the issuer of any guarantees relating to such securities, is hereinafter referred to as the “Issuer” and the securities to be purchased in such offering, including any guarantees relating to such securities or any other securities into which such securities are convertible or for which such securities are exercisable or exchangeable and any securities that may be purchased upon exercise of an overallotment option, are hereinafter referred to as the “Securities.” A syndicated offering of securities of the Issuer in connection with the conversion of the Issuer and/or an affiliated entity from a mutual holding company structure to a stock holding company structure is hereinafter referred to as a “Conversion Offering” and the securities offered and sold by the Issuer pursuant to a Conversion Offering are hereinafter referred to as the “Conversion Stock”. Any underwriters of an offering of Securities in which we agree to participate as a selected dealer pursuant to this Agreement, including the Representatives (as defined below), are hereinafter collectively referred to as the “Underwriters” and the parties who agree to participate in such offering as selected dealers are hereinafter referred to as “Selected Dealers”. All references herein to “you” shall mean Stifel, Nicolaus & Company, Incorporated and all references herein to the “Representatives” shall mean you and the other firms, if any, which are named as Representatives in the Invitation.
The following provisions of this Agreement shall apply separately to each individual offering of Securities. It is understood that from time to time in connection with offerings of Securities, you or the Representatives shall determine which signatories to this Agreement will be invited to become Selected Dealers for the Securities. This Agreement may be supplemented or amended by you by written notice to us and, except for supplements or amendments set forth in an Invitation relating to a particular offering of Securities, any such supplement or amendment to this Agreement shall be effective with respect to any offering of Securities to which this Agreement applies after this Agreement is so amended or supplemented.
1. Conditions of Offering; Acceptance and Purchase.
     (a) The offer to Selected Dealers will be made on the basis of a reservation of Securities and an allotment against subscriptions as set forth in the Invitation. Acceptance of any reserved Securities received after the time specified therefor in the Invitation and any application for additional Securities will be subject to rejection in whole or in part. Subscription books may be closed by the Representatives at any time in the Representatives’ discretion without notice and the right is reserved to reject any subscription in whole or in part. By our Acceptance, we agree to purchase as principal, on the terms and conditions set forth in the Invitation, the Offering Document (defined below) and this Agreement, the amount of Securities allotted to us by the Representatives.
     (b) Notwithstanding anything in this Agreement to the contrary, any Conversion Offering (or other offering if so indicated in the Invitation) will be a “best efforts” offering and will not be underwritten. Any Conversion Offering will also be contingent and will involve a closing only after receipt of necessary documentation from the Issuer and its affiliates and satisfaction of other closing conditions specified in the agency agreement for the Conversion Offering. Any Conversion Offering will be designed to comply with applicable rules promulgated by the Securities and Exchange Commission (the “Commission”), including Rules 15c2-4, 10b-9 and

15c6-1 (see NASD Notices to Members 98-4, 87-61 and 84-7). We represent and agree that we shall fully comply with Commission Rules 15c2-4, 10b-9 and 15c6-1 with respect to any Conversion Offering, including, but not limited to, promptly depositing funds received from interested investors prior to the satisfaction of all closing conditions contained in the applicable agency agreement for the subject Conversion Offering into one or more separate non-interest bearing accounts established at a bank other than the bank affiliated with the Issuer, promptly delivering to the Issuer funds (less fees and commissions payable pursuant to the applicable agency agreement) for Conversion Stock sold by us in the Conversion Offering if and when all closing conditions are met, and promptly returning funds to the interested investors if the Conversion Offering does not close or if the closing occurs but some or all of an interested investor’s funds are not accepted by the Issuer. We also represent that we are aware that those who purchase in a best efforts Conversion Offering are subject to the investor purchase limitations described in the Prospectus (as hereinafter defined).
2. Offering Materials.
     (a) In the case of an Invitation regarding an offer of Securities registered under the Securities Act of 1933, as amended (the “1933 Act”), the Representatives will furnish to us, to the extent made available by the Issuer, copies (which may be in electronic form except as required pursuant to rules or regulations under the 1933 Act) of the prospectus or amended or supplemented prospectus, subject to Sections 3(e) and 3(f) below, or any “free writing prospectus” as defined in Rule 405 under the 1933 Act (excluding any documents incorporated by reference therein) to be used in connection with the offering of the Securities in such number as we may reasonably request. The term “Prospectus” means the form of prospectus (including amendments and supplements, and any documents incorporated by reference therein) authorized for use in connection with such offering.
     (b) In the case of an Invitation regarding an offer of Securities for which no registration statement has been or will be filed with the Commission, the Representatives will furnish to us, to the extent made available by the Issuer, copies (which may be in electronic form except as required pursuant to rules or regulations under the 1933 Act) of any offering circular or other offering materials to be used in connection with the offering of the Securities and of each amendment or supplement thereto (collectively, the “Offering Circular”). The Prospectus or Offering Circular, as the case may be, relating to an offering of Securities is herein referred to as the “Offering Document.”
     (c) We agree that in purchasing Securities we will rely upon no statement whatsoever, written or oral, other than statements in the Offering Document delivered to us by the Representatives. We understand and agree that we are not authorized to give any information or make any representation not contained in the Offering Document in connection with the offering of the Securities.
     (d) We agree to make a record of our distribution of each preliminary or final Offering Document and, if requested by the Representatives, we will furnish a copy of any amendment or supplement to any preliminary or final Offering Document to each person to whom we have furnished a previous preliminary or final Offering Document. Our purchase of

Securities registered under the 1933 Act shall constitute our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Prospectuses required for compliance with Rule 15c2-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). Our purchase of Securities for which no registration statement has been or will be filed with the Commission shall constitute (i) our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Offering Circulars required for compliance with the applicable international, foreign, federal and state laws and the applicable rules and regulations of any regulatory body promulgated thereunder governing the use and distribution of offering circulars by underwriters and (ii) to the extent consistent with such laws, rules and regulations, our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Offering Circulars that would be required if Rule 15c2-8 (or any successor provision) under the 1934 Act applied to such offering.
     (e) We understand that we are not authorized to make any offer of the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, except for any such free writing prospectus provided by the Issuer or you expressly for use in connection with the offering of the Securities provided that each such free writing prospectus (i) is correct and not misleading, (ii) is not required to be filed with the Commission pursuant to Rule 433 (except to the extent required to be filed by the Issuer and, assuming for this purpose, that the Issuer files the free writing prospectus with the Commission within the time required by Rule 433) and (iii) otherwise complies with Rule 433. Notwithstanding the foregoing, and subject to Section 3(f) below, we further understand that we may use any other free writing prospectus relating to the Securities with your prior written consent that meets the following requirements: (A) does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (B) does not contain any forward-looking information or any valuation of the Issuer or the Securities, other than such information as may be set forth in any Prospectus; (C) does not contain any “issuer information” as defined in Rule 433, other than any such information as may be set forth in or derived from any Prospectus or free writing prospectus relating to the Securities that has been previously filed by the Issuer with the Commission, (D) complies with the requirements of NASD Rule 2210 (“Communications with Customers and the Public”), including the internal approval requirements and content standards set forth therein; (E) complies with the requirements of Rule 433, including the eligibility and prospectus conditions and the legend and other information requirements, and is not required to be filed pursuant to Rule 433; and (F) has been reviewed by counsel for the Underwriters prior to first use. Our Acceptance will constitute our representation and agreement that any free writing prospectus we use will comply with this paragraph.
     (f) We will indemnify, hold harmless and reimburse you, each other Underwriter and each such other person to such extent and on such terms with respect to any free writing prospectus that we use or provide to others to use, provided that our obligation under this sentence shall not be limited to any particular information in such free writing prospectus but shall apply with respect to such free writing prospectus in its entirety (other than any information that is contained in any Prospectus or free writing prospectus filed by the Issuer with the Commission and for which the Issuer has agreed to indemnify the Underwriters under the Underwriting Agreement), from and against any loss, damage, expense, liability or claim

(including the reasonable cost of investigation and defense, including counsel fees and expenses, which shall be paid as incurred) resulting from any breach of our agreements and representations regarding free writing prospectuses in Section 3(e) above.
3. Offering of the Securities.
     (a) The Representatives will advise each Selected Dealer, in the Invitation or other written communication, of the release by the Representatives of the Securities for public offering and of the public offering price. Upon receipt of such advice, any of the Securities thereafter purchased by us pursuant to this Agreement are to be reoffered by us to the public at the public offering price, subject to the terms of this Agreement, the Invitation and the Offering Document. After the public offering of the Securities has commenced, the Representatives may change the public offering price, the selling concession and the reallowance to dealers. Except as otherwise provided herein, the Securities shall not be offered or sold by us below the public offering price before the termination of the effectiveness of this Agreement with respect to the offering of such Securities, except that a reallowance from the public offering price not in excess of the amount set forth in the Invitation may be allowed to Qualified Dealers who agree that such amount is to be retained and not re-allowed in whole or in part. “Qualified Dealers” shall be brokers or dealers (as defined in the By-Laws of the National Association of Securities Dealers, Inc. (“NASD”)) actually engaged in the investment banking or securities business which make the representations and agreements contained in Section 12 hereof. “Qualified Dealers” also shall include foreign banks, dealers or institutions which make the representations and agreements contained in Section 12 hereof.
     (b) The offering of the Securities is made subject to delivery of the Securities and their acceptance by the Underwriters, prior sale of the Securities, the approval of all legal matters by counsel and any other conditions referred to in the Offering Document and to the terms and conditions set forth in this Agreement and the Invitation.
     (c) The Representatives as such and, with the Representatives’ consent, any Underwriter may buy Securities from, or sell Securities to, any of the Selected Dealers or any of the Underwriters, and any Selected Dealer may buy Securities from, or sell Securities to, any other Selected Dealer or an Underwriter, at the public offering price less all or any part of the concession to Selected Dealers.
     (d) If we receive or are credited with the Selected Dealers’ concession as to any Securities purchased by us pursuant to this Agreement, which, prior to the later of (i) the termination of the effectiveness of this Agreement with respect to the offering of such Securities and (ii) the covering by the Representatives of any short position created by the Representatives in connection with the offering of such Securities, the Representatives purchase or contract to purchase for the account of any Underwriter or the Representatives (whether such Securities have been sold or loaned by us, or issued on transfer or in exchange for such Securities) then we agree to pay the Representatives on demand for the accounts of the several Underwriters an amount equal to the Selected Dealers’ concession and, in addition, the Representatives may charge us with any accrued interest, amortization of original issue discount, dividends, broker’s commission, dealers’ mark-ups and transfer taxes paid in connection with such purchase or contract to purchase. The Representatives may use the securities tracking system of The Depository Trust Company (“DTC”) to identify any such Securities. Securities delivered on such repurchases need not be the identical Securities originally purchased. The Representatives shall not be obligated to pay any Selected Dealers’ concession with respect to any such repurchased Securities as to which we have not yet received or been credited with the Selected Dealers’ concession and we shall remain responsible for any accrued interest, amortization of original issue discount, dividends, broker’s commission, dealers’ mark-ups or transfer taxes paid in connection with such repurchase or agreement to repurchase.
     (e) No expenses shall be charged to Selected Dealers. A single transfer tax upon the sale of the Securities by the respective Underwriters to us will be paid by such Underwriters when such Securities are delivered to us. However, we shall pay any transfer tax on sales of Securities by us and shall pay our proportionate share of any transfer tax or other tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against us and other Selected Dealers as a group or otherwise.
4. Over-Allotment; Stabilization; Allotments. The Representatives may, with respect to any offering of Securities, be authorized to over-allot, to purchase and sell Securities (and any other securities of the Issuer of the same class and series as the Securities and any other securities of the Issuer which the Representatives may designate) for their long or short account and to stabilize or maintain the market price of the Securities (and any other securities of the Issuer of the same class and series as the Securities and any other securities of the Issuer which the Representatives may designate), or to impose a penalty bid with respect to the Securities. We agree that upon the Representatives’ request at any time and from time to time prior to the termination of the effectiveness of this Agreement with respect to an offering of Securities we will report the amount of Securities purchased by us pursuant to such offering then remaining unsold by us and will, upon the Representatives’ request at any such time, sell to the Representatives for the account of one or more Underwriters such amount of such Securities as the Representatives may designate at the public offering price less an amount to be determined by the Representatives not in excess of the Selected Dealers’ concession.
5. Open Market Transactions. Unless the Securities are “exempted securities” as defined in Section 3(a)(12) of the 1934 Act, we represent that, at all times since we were invited to participate in the offering of the Securities, we have complied and we will comply with the provisions of Regulation M applicable to such offering, in each case as interpreted by the Commission and after giving effect to any applicable exemptions. If we have been notified in writing by the Representatives that the Underwriters may conduct passive market making in compliance with Rule 103 of Regulation M in connection with the offering of the Securities, we represent that, at all times since our receipt of such notice, we have complied and we will comply with the provisions of such Rule applicable to such offering, as interpreted by the Commission and after giving effect to any applicable exemptions. The Representatives may, by notice in the Invitation or otherwise, impose additional trading restrictions on any security.
     An opening uncovered writing transaction in options to acquire Conversion Stock for our account or for the account of a customer shall be deemed, for purposes of this Section 5, to be a sale of Conversion Stock which is not unsolicited. The term “opening uncovered writing transaction in options to acquire” as used above means a transaction where the seller intends to become a writer of an option to purchase any Conversion Stock which he does not own. An opening uncovered purchase transaction in options to sell Conversion Stock for our account or for the account of a customer shall be deemed, for purposes of this paragraph, to be a sale of Conversion Stock which is not unsolicited. The term “opening uncovered purchase transaction in options to sell” as used above means a transaction where the purchaser intends to become an owner of an option to sell Conversion Stock which he does not own.
     “Covered Security” means (a) the Conversion Stock, (b) any securities into which the Conversion Stock may be converted, exchanged or exercised, (c) any securities convertible into or exercisable or exchangeable for the Conversion Stock and (d) any securities which, under the terms of the Conversion Stock, may in whole or in significant part determine the value of the Conversion Stock.
6. Payment and Delivery. Securities purchased by us pursuant to this Agreement shall be paid for in an amount equal to the public offering price therefor, or, if the Representatives shall so advise us, at such public price less the Selected Dealer’s concession with respect thereto, at or before 9:00 A.M. on the date on which the Underwriters are required to purchase the Securities, by delivery to the Representatives at the offices of Stifel, Nicolaus & Company, Incorporated specified in Section 10 (or at such other time and address as the Representatives may specify upon at least one day’s notice), of immediately available funds payable to the order of you. If payment is made for Securities purchased by us at the public offering price, the Selected Dealers’ concession to which we may be entitled will be paid to us upon termination of the effectiveness of this Agreement with respect to the offering of such Securities. The Representatives will give us notice of the date of delivery. If applicable, the Representatives may make delivery through the facilities of DTC or any other depository or similar facility.
     With respect to any Conversion Offering, we represent that none of the persons for whom we are placing orders to purchase Conversion Stock: (a) have placed an order through us in excess of the individual maximum purchase limitation established for the Conversion Offering; (b) have, together with their associates and persons acting in concert, placed orders through us in excess of the aggregate maximum purchase limitation established for the Conversion Offering; (c) have, nor have their associates, placed an order for shares of the Conversion Stock through another broker or dealer or in the subscription offering that preceded the Conversion Offering; or (d) would, upon completion of the Conversion Offering and the exchange of shares of common stock of the bank affiliated with the Issuer for shares of the Conversion Stock, own more than the maximum ownership limitation established for the Conversion Offering.
     In order to satisfy regulatory requirements, we will be required to provide the Representatives with the following information prior to the closing of the Conversion Offering:
—Total number of orders and the U.S. dollar value this represents;
—Total number of orders for 10,000 shares or less and the U.S. dollar value this represents;
—Total number of orders for more than 10,000 shares and the U.S. dollar value this represents.

7. Blue Sky and Other Qualifications. It is understood and agreed that the Representatives assume no obligation or responsibility with respect to the right of any Selected Dealer or other person to sell the Securities in any jurisdiction, notwithstanding any information that the Representatives may furnish as to the jurisdictions under the securities laws of which it is believed the Securities may be sold.
8. Termination.
     (a) The effectiveness of this Agreement will terminate with respect to each offering of Securities to which this Agreement applies at the close of business on the 45th day after the commencement of the offering of such Securities unless terminated by the Representatives at any time prior thereto by notice to us and except for provisions hereof that contemplate obligations surviving the termination of the effectiveness of this Agreement with respect to an offering of Securities, including without limitation Sections 6 and 9 and all payment and delivery obligations and authority with respect to matters to be determined by the Representatives or by you acting on behalf of other Representatives, all of which shall survive such termination.
     (b) This Agreement may be terminated by either party hereto upon five business days’ prior written notice to the other party; provided, however, that with respect to any particular offering of Securities, if you receive any such notice from us after our Acceptance for such offering, this Agreement shall remain in full force and effect as to such offering and shall terminate with respect to such offering and all previous offerings only in accordance with and to the extent provided in subsection (a) of this Section. Notwithstanding the foregoing and unless otherwise stated in the Invitation, our Acceptance of an Invitation after termination of this Agreement in accordance with this subsection (b) will cause the terms of this Agreement to apply to the related offering as if this Agreement was not terminated.
9. Role of the Representatives; Role of the Selected Dealers; Legal Responsibility.
     (a) The Representatives are acting as representatives of each of the Underwriters in all matters connected with the offering of the Securities and with the Underwriters’ purchase of the Securities. Any action to be taken, authority that may be exercised or determination to be made by the Representatives hereunder may be taken, exercised or made by you on behalf of all Representatives. The obligations of each Underwriter and each Selected Dealer shall be several and not joint.
     (b) The Representatives, as such, shall have full authority to take such action as they may deem advisable in all matters pertaining to the offering of the Securities or arising under this Agreement or the Invitation. The Representatives will be under no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by the Representatives herein, and no obligation on the part of the Representatives will be implied or inferred herefrom.
     (c) We understand and agree that we are to act as principal in purchasing securities and we are not authorized to act as agent for the Issuer, any selling security holder or any of the Underwriters in offering the Securities to the public or otherwise.

     (d) Nothing herein contained nor in any other written or oral communication shall constitute us an association, or partners, with the other Selected Dealers, the Underwriters or the Representatives, or, except as otherwise provided herein or in the Invitation, render us liable for the obligations of any other Selected Dealers, the Underwriters or the Representatives. If we and the other Selected Dealers, the Underwriters or the Representatives are deemed to constitute a partnership for federal income tax purposes, each Selected Dealer elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986 and agrees not to take any position inconsistent with such election, and the Representatives are authorized, in their discretion, to execute on behalf of each Selected Dealer such evidence of such election as may be required by the Internal Revenue Service.
10. Notices. Any notices from the Representatives to us shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), e-mailed, telegraphed, telexed, telecopied or communicated by CommScan or Dealogic wire to us at the address set forth at the foot of this Agreement, or at such other address as we shall have advised you in writing. Any notice from us to the Representatives shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), e-mailed, telegraphed, telexed, telecopied or communicated by CommScan or Dealogic wire to:
Stifel, Nicolaus & Company, Incorporated
One South Street, 15th Floor
Baltimore, Maryland 21202
Attn.: Justin P. Bowman
Telephone: (443) 224-1253
Telecopy: (443) 224-1273
or to such other address, telephone, telecopy or telex as we shall be notified by the Representatives); provided, however, that our Acceptance will be addressed and transmitted in the manner set forth in the Invitation. Communications by telecopy, fax, e-mail, CommScan, Dealogic wire or other written form shall be deemed to be “written” communications.
11. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed in that State, without regard to principles of conflict of laws.
12. Certain Representations and Agreements. We represent that we are (a) a member in good standing of the NASD, or (b) a foreign bank, broker, dealer or institution not eligible for membership in the NASD. If we are such an NASD member, we agree that in making sales of Securities we will comply with all applicable rules of the NASD, including, without limitation, Conduct Rules 2740 and 2790. If we are not an NASD member, we agree to comply as though we were a member with Conduct Rules 2730, 2740, 2750 and 2790 of the NASD. If we are such a foreign bank, broker, dealer or other institution, we agree not to offer or sell any Securities in the United States of America or its territories or possessions or to persons who are nationals thereof or residents therein except through the Representatives and in making sales of Securities we agree to comply with Conduct Rule 2420 of the NASD as it applies to a nonmember broker or dealer in a foreign country. We also represent that the incurrence by us of our obligations hereunder in connection with the offering of Securities will not place us in violation of Rule 15c3-1 (or any successor provision) under the 1934 Act, if such requirements are applicable to us, or the capital requirements of any other regulator to which we are subject. We agree that in selling Securities pursuant to any offering (which agreement shall also be for the benefit of the Issuer or other seller or such Securities) we will comply with all applicable laws, rules and regulations, including the applicable laws, rules and regulations, including the applicable provisions of the 1933 Act and the 1934 Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the offering and in the case of an offering referred to in Section 3(b) hereof, the applicable laws, rules and regulations of any applicable regulatory body. Any references herein to the By-Laws, rules or regulations of the NASD shall also include any successor By-Laws, rules or regulations of the Financial Industry Regulatory Authority, as applicable.
     We represent, by our participation in an offering of Securities, that neither us nor any of our directors, officers, partners or “persons associated with” us (as defined in the By-Laws of the NASD) nor, to our knowledge, any “related person” (as defined in the By-Laws of the NASD, which definition includes counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any other persons associated with or related to any of the foregoing) within the last twelve months had any dealings with the Issuer, any selling security holder or any subsidiary or controlling person of any of the foregoing (other than in connection with the syndicate agreements relating to such offering) as to which documents or information are required to be filed with the NASD pursuant to NASD Conduct Rule 2710 or any other applicable rules of the NASD.

We will notify you immediately if any of our representations contained in this Agreement cease to be accurate.
Very truly yours,

(Print name of firm)
By: _______________________________________________
Print Name: _________________________________________
Title: ______________________________________________
Address: ___________________________________________
                  ___________________________________________
                  ___________________________________________
Telephone: __________________________________________
Telecopy: ___________________________________________
Telex: ______________________________________________
Confirmed as of the date first above written:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name: T. Richard Kendrick, IV
Title: Senior Vice President

EXHIBIT C
OFFICERS AND DIRECTORS OF PRIMARY PARTIES
William J. Wagner
William A. Harvey, Jr.
Gregory C. LaRocca
Robert A. Ordiway
Steven G. Fisher
Gerald J. Ritzert
John M. Bauer
Richard L. Carr
Thomas K. Creal, III
Robert G. Ferrier
A. Paul King
Joseph F. Long
Richard E. McDowell
Philip M. Tredway

C-1

EXHIBIT D
FORM OF LOCK-UP LETTER
________________, 2009
Stifel, Nicolaus & Company, Incorporated
     [Name of co-manager]
[As Representatives of the several Agents
named in Schedule I attached hereto]
c/o Stifel, Nicolaus & Company, Incorporated
     237 Park Avenue
     New York, New York 10017
Dear Ladies and Gentlemen:
     The undersigned understands that Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) and [Name of Co-Manager] (“[ ]”) propose to enter into an Agency Agreement (the “Agency Agreement”) with Northwest Bancshares, Inc., a Maryland corporation (the “Company”), Northwest Bancorp, Inc., a federally-chartered stock holding company (the “Mid-Tier”), Northwest Bancorp, MHC, a federally chartered mutual holding company (the “MHC”) and Northwest Savings Bank, a Pennsylvania-chartered stock savings bank (together with its subsidiaries, the “Bank” and, together with the Company, the Mid-Tier and the MHC, the “Northwest Parties”), providing for the public offering (the “Public Offering”) by the several Agents, including Stifel Nicolaus and [Name of Co-Manager] (the “Agents”), of up to 83,978,750 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).
     To induce the Agents that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Stifel Nicolaus on behalf of the Agents, it will not, during the period beginning on the date of the final prospectus relating to the subscription offering (the “Subscription Offering Prospectus”) and ending 90 days after the Closing Date (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, (3) exercise any stock options providing for the issuance of shares of Common Stock during the Offering, or (4) announce any intention to take any of the foregoing actions, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (c) distributions of shares of Common Stock or any

D-1

security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence.
     In addition, the undersigned agrees that, without the prior written consent of Stifel Nicolaus on behalf of the Agents, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
     Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Stifel Nicolaus of any earnings release, news or event that may give rise to an extension of the initial Restricted Period.
     The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Stifel Nicolaus that the restrictions imposed by this agreement have expired.
     The undersigned understands that the Company and the Agents are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Agency Agreement, the terms of which are subject to negotiation between the Company and the Agents.

Very truly yours,

(Name)

(Address)

D-2

SCHEDULE I TO LOCK-UP AGREEMENT